PRESS RELEASE

For Immediate Release

Bank of the Carolinas Corporation Receives

Nasdaq Notification

MOCKSVILLE, NORTH CAROLINA, September 22, 2011 - Bank of the Carolinas Corporation (Nasdaq: BCAR) today reported it had received a letter from The Nasdaq Stock Market notifying the company that it no longer meets Nasdaq's requirement for continued listing on the Nasdaq Global Market under Listing Rule 5450(a)(1). The notification letter states that the minimum bid price of the company's common stock has closed below $1.00 per share for thirty consecutive business days and that the company is therefore not in compliance with the minimum bid price rule. The company will be afforded 180 calendar days, or until March 19, 2012, to regain compliance. To regain compliance, the closing bid price of the company's common stock must be at least $1.00 per share for at least ten consecutive business days. The company may be eligible for additional time if it satisfies the initial listing standards (with the exception of the minimum bid price rule) for listing on the Nasdaq Capital Market and submits a timely application to transfer the listing of its common stock to the Nasdaq Capital Market.

This is the second noncompliance notice the company has received from Nasdaq. On August 25, the company received a letter notifying the company that it no longer meets Nasdaq's continued listing requirement under Listing Rule 5450(b)(1)(C). That rule requires the market value of the company's publicly held shares to be at least $5 million. The company has until February 21, 2012, to regain compliance with this requirement.

Neither of these notification letters has any immediate effect on the listing of the company's common stock on the Nasdaq Global Market. The company's common stock will continue to trade on the Nasdaq Global Market under the symbol "BCAR."

The company intends to actively monitor the bid price of its common stock and the market value of its publicly held shares and will consider available options to resolve the deficiencies and regain compliance with Nasdaq's requirements.

"It's important for shareholders to understand that while we are not in compliance with Nasdaq's Global Market bid price and market value requirements,  the company's stock has not been delisted and our stock continues to trade on Nasdaq," commented Steve Talbert, the company's CEO. "The company has six months to return to compliance with Nasdaq's Global Market requirements and we will explore all options to regain compliance including listing on the Nasdaq Capital Market where the Company's stock has previously traded."

Bank of the Carolinas Corporation is the holding company for Bank of the Carolinas, a North Carolina chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Cleveland, Concord, Harrisburg, King, Landis, Lexington and Winston-Salem. The common stock of the Company is traded on the Nasdaq Global Market under the symbol "BCAR".

For further information contact:

Eric E. Rhodes

Executive Vice President and Chief Financial Officer

Bank of the Carolinas Corporation

(336) 998-1799 x 2231

DISCLOSURES ABOUT FORWARD LOOKING STATEMENTS

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC's Internet website at www.sec.gov. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "feels," "believes," "estimates," "predicts," "forecasts," "potential" or "continue," or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to (a) pressures on our earnings, capital and liquidity resulting from current and future conditions in the credit and capital markets, (b) continued or unexpected increases in nonperforming loans and credit losses in our loan portfolio, (c) continued adverse conditions in the economy and in the real estate market in our banking markets (particularly those conditions that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of collateral that secures our loans), (d) the financial success or changing strategies of our customers, (e) actions of government regulators, or change in laws, regulations or accounting standards, that adversely affect our business, (f) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold, (g) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against other financial institutions in our banking markets, and (h) other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements included in this press release are reasonable, they represent our management's judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.